Exhibit 99.1

            Valpey-Fisher Corporation Retains Needham & Company, LLC

    HOPKINTON, Mass.--(BUSINESS WIRE)--April 4, 2007--Valpey-Fisher Corporation (AMEX: VPF), a leading communications technology company specializing in network timing and frequency control solutions for broadband applications in wireless, wireline and optical networks, announced today that it has retained New York based Needham & Company, LLC as financial advisor to assist the Board of Directors in considering possible strategic alternatives for increasing shareholder value. Michael J. Ferrantino, chief executive officer of Valpey-Fisher, said, "Given the expansion of demand for timing solutions resulting from increased telecom network utilization, our board and management team believe this is an opportune time to explore opportunities to enhance the Company's positioning with respect to market growth and to capitalize on the Company's achievements in the development of advanced low-noise, low-jitter timing modules."

    CONTACT: Valpey-Fisher Corporation
             Mike Ferrantino, 508-435-6831 extension 608
             President and CEO